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                                                  Exhibit 5.1




                                               May 21, 1999



 Lucent Technologies Inc.
 600 Mountain Avenue
 Murray Hill, New Jersey 07974


 Ladies and Gentlemen:


          I have acted as counsel for Lucent Technologies Inc., a Delaware corporation ("Lucent"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed on the date hereof by Lucent with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"). The Registration Statement relates to the proposed issuance by Lucent of up to 435,062,130 shares (the "Shares") of its common stock, par value $0.01 per share (together with the attached rights to purchase junior preferred stock, the "Common Stock"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of January 12, 1999, as amended, among Lucent, Dasher Merger Inc., a Delaware corporation and a wholly owned subsidiary of Lucent ("MergerSub"), and Ascend Communications, Inc., a Delaware corporation ("Ascend"). The Merger Agreement provides for the merger (the "Merger") of MergerSub with and into Ascend, with Ascend surviving as a wholly owned subsidiary of Lucent.

          I have examined such corporate records, certificates and other documents as I have considered necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. In examining agreements executed by parties other than Lucent and MergerSub, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently verified or established, I have relied upon statements and representations of officers and representatives of Lucent and others.
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   Lucent Technologies Inc.
   May 21, 1999
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          Based on such examination, I am of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.


          I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion in the proxy statement/prospectus that forms a part of the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                         Very truly yours,


                                         /s/ Pamela F. Craven